SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


           Date Report (Date of earliest event reported) June 17, 1996

                          BONNEVILLE PACIFIC CORPORATION
               (Exact name of registrant as specified in charter)


          Delaware                     0-14846               87-0363215
     --------------------------------------------------------------------------
     (State or other                 (Commission           (IRA Employer
     jurisdiction of                 File Number)        Identification No.)
     incorporation)

          50 West 300 South. Suite 300. Salt Lake Citv. Utah         84101
     -------------------------------------------------------------------------
            (Address of principal executive offices)               (Zip Code)


         Registrant's telephone number including area code      (801) 363-2520


               (Former name or former address, if changed since last report)
                Not applicable
[PAGE]

Item 3. Bankruptcy or Receivership.


     On December 5, 1991, the Registrant filed a petition in the United States Bankruptcy Court for the District of Utah, Central Division, Case No. 91A-27701, seeking protection to reorganize under Chapter 11 of the Federal Bankruptcy Code. Subsequent to the filing, the Registrant has applied to the Securities and Exchange Commission (the "Commission") to modify its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). On April 9, 1992, the Commission indicated that it would raise no objection if the Registrant modified its reporting obligations under the Exchange Act. A copy of the Monthly Financial Report for the period May 1, 1996 to May 31, 1996, as filed with the bankruptcy court is included as an exhibit hereto. On June 12, 1992, Roger G. Segal was appointed as the Chapter 11 Bankruptcy Trustee for the Company.

Item 5. Other Events.

        For information on litigation and matters previously reported, refer to the narrative on pages Form 2-G of the accompanying bankruptcy report.
[PAGE]


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned "hereunto duly authorized."

                                BONNEVILLE PACIFIC CORPORATION


                                _______________________________________
                                By: Roger G. Segal, Chapter 11 Trustee

DATED June 17, 1996
[PAGE]

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned "hereunto duly authorized."

                                BONNEVELLE PACIFIC CORPORATION

                                ____________________________________________
                                By: R. Stephen Blackham, Assistant Controller

DATED June 17, 1996
[PAGE]

                             INDEX TO EXHIBITS

Exhibit                                                              Page No.
______________________________________________________________________________
28.1                                                                    5
        Monthly Financial Report - Chapter 11, for the period May 1,1996 to May 31, 1996, of the Registrant, dated June 17, 1996as filed by the Registrant with the United States Bankruptcy Court for the District of Utah, Central Division on June 17, 1996
[PAGE]

                                                  MONTHLY FINANCIAL REPORT
                                                  CHAPTER 11
DEBTOR:   BONNEVILLE PACIFIC CORPORATION

CASE NO. 91A-27701 For Period May 1 to May 31 , 1996
              Accounting Method Used: X Accrual Basis ___ Cash Basis

                               COVER SHEET
                        THIS REPORT IS DUE 15 DAYS AFTER THE END OF THE MONTH
Mark One Box For Each   The debtor must attacheach of the following reports/
                        documents unless the U.S. Trustee has waived the
Required Report/        requirement in writing. File original with Clerk of
Document                Court. File duplicate with U.S. Trustee.

     Report/Document     Previously
     Attached            Waived              REQUIRED REPORTS/DOCUMENTS

      [ x ]                   [   ]      Cash Receipts & Disbursements
                                         Statement (Form 2-B)
      [ x ]                   [   ]      Balance Sheet (Form 2-C)
      [ x ]                   [   ]      Profit and Loss Statement (Form 2-D)
      [ x ]                   [   ]      Supporting Schedules (Form 2-E)
      [ x ]                   [   ]      Quarterly Fee Summary (Form 2-F)
      [ x ]                   [   ]      Narrative (Form 2-G)
      [ x ]                   [   ]      Bank Statement(s) for Debtor in
                                         Possession Account(s)


I declare under penalty of perjury that the following Monthly Financial Report and any attachments thereto, is true and correct to the best of my knowledge and belief.

Executed on: June 17, 1996
                          Debtor(s):     BONNEVILLE PACIFIC CORPORATION

                                         ____________________________________
                                         By: R. Stephen Blackham
                                         Position: Assistant Controller

[PAGE]

                        Statement of Chapter 11 Trustee

     Roger G. Segal, Chapter 11 Trustee of the bankruptcy case of Bonneville Pacific Corporation,having been so appointed on June 12, 1992, hereby states that he has reviewed the following Monthly Financial Report and any attachments thereto and that, based on his review and the representations of officers and employees of the debtor, Bonneville Pacific Corporation, he believes that the information contained in the Monthly Financial Report and attachments is true and correct. However, neither Roger G. Segal, Chapter 11 Trustee, nor Neilson, Elggren, Durkin & Company, as accountants for Roger G. Segal, Chapter 11 Trustee, has had an opportunity to independently verify that the information contained in the following Monthly Financial Report and the attachments thereto is true and correct.

     DATED this 17th day of June 1996.

                                ______________________________________________
                                Roger G. Segal, Chapter 11 Trustee
[PAGE]

                        DEBTOR: BONNEVILLE PACIFIC CORPORATION
                            Bankruptcy No. 91A-27701
                                   Narrative
                         For the Month Ended May 31, 1996


     Bonneville Pacific Corporation (the Company) has continued to conduct its normal business activities during the month of May 1996 (the reporting period). These activities have included responding to the Operating Guidelines and Reporting Requirements for Chapter 11 debtors.

     Significant actions related to the Company during the month of May and the first part of June 1996[1] (other than administrative matters, including professional fee applications) in accordance with various provisions of the Bankruptcy Code are as follows:

     1. The Segal v. Portland General. et al. action pending in the United States District Court, Case No. 92-C-364-J (the "Litigation") has been discussed at length in the previous Monthly Financial Reports filed by the Trustee and in the Trustee's three (3) Annual Reports Concerning the Administration of the Estate. These Reports (which are on file with both the Bankruptcy Court and the Securities & Exchange Commission) should be reviewed for an understanding of the history and nature of the Litigation. The last sixty (60) days have resulted in substantial changes in the Litigation. Specifically, the Trustee has, within the last sixty (60) days, conditionally settled with the following defendants for the following amounts:

                Defendant                          Amount of Settlement[2]

                Deloitte Touche                         $65,000,000.00
                Mayer Brown & Platt                     $30,000,000.00[3]
                Perkins-Coie                            $12,750,000.00
                L. Wynn Johnson                         $ 1,650,000.00[4]
                Robert Pratt/Moriah Enterprises         $   675,000.00

 [1] This narrarative attempts to summarize significant events affecting the Company through June 14, 1996.

 [2] Each Settlement Agreement should be reviewed in its entirety for all terms and conditions (and consideration) of the settlement.

 [3] Mayer Brown & Plastt is also required to disgorge $177,000 plus interest in prepetition attorneys fees paid by the Company. Additionally Mayer Brown
 & Platt under certain circumstances may be required to pay up to an additional $3,500,000.00 to the Company.

 [4] Plus other consideration such as one-half (1/2) of any tax refund received by Johnson or entities related to Johnson.
 [PAGE]

     The $65,000,000.00 Deloitte settlement has been approved by the Bankruptcy Court and the litigation by the Trustee against Deloitte has been dismissed by the District Court; however two appeals to the United States District Court for the District of Utah have been filed concerning the Bankruptcy Court's Order approving the Deloitte settlement. As a result of the appeals, Deloitte & Touche is required, pursuant to the terms of the Settlement Agreement, as approved by the Bankruptcy Court, to pay, by June 30, 1996, the $65,000,000.00 (plus interest from June 21, 1996) into an interest-bearing escrow account. In the event that the appeals are finally resolved in the Trustee's favor, the escrowed funds, together with accrued interest, will be disbursed to the Trustee.

     If, on appeal, the Bankruptcy Court's Order approving the Settlement Agreement is vacated, reversed or amended in a material manner, the Settlement Agreement will not become effective and the escrowed funds, together with interest thereon, will be returned to Deloitte & Touche and the Litigation against Deloitte & Touche will be reinstated as if never dismissed. One June 13, 1996 the Trustee filed with the District Court motions to dismiss the appeals.

     All of the other above-referenced settlements are conditioned upon final approval by the Bankruptcy Court and dismissal by the District Court; the Johnson and Pratt/Moriah settlements were approved (without objection) by the Bankruptcy Court on May 14, 1996. The Motions by the Trustee seeking approval of the Mayer Brown & Platt settlement and the Perkins-Coie settlements were heard as scheduled by the Bankruptcy Court on May 24, 1996. No objection to either Motion was filed and at the hearings the Bankruptcy Court approved each of the settlements.

     However, the District Court has not dismissed Mayer Brown & Platt, Perkins
     - Coie or Pratt/Moriah from the Litigation because of certain Motions made by the remaining defendants in the Litigation; a hearing on such motions is scheduled before the District Court on June 18, 1996. If the District Court dismisses Mayer Brown & Platt and it's partners from the Litigation, then the Mayer Brown & Platt $30,000,000.00 payment is due on June 30, 1996 and the $177,000 plus accrued interest will be paid to the estate.
     If the District Court dismisses Perkins-Coie from the Litigation; the Perkins-Coie $12,750,000.00 payment is due on July 1, 1996. The Pratt/ Moriah settlement payment of $675,000 was due on June 1, 1996 but as of this time has not been paid to the estate pending dismissal of said defendants from the Litigation by the District Court.

     The Johnson settlement amount is payable $250,000.00 upon dismissal by the District Court and the remaining $1,400,000.00 over a period of approximately two years; a Motion to so dismiss Johnson from the Litigation was filed on June 14, 1996.

     Each of the above-referenced settlement sums (as well as all other settlement's referenced in this narrative) are, if paid, subject to a contingency fee in favor of the law firm of Beus, Gilbert & Morrill, special litigation counsel for the Trustee. The "Legal Representation Agreement" between the Trustee and Beus, Gilbert & Morrill, which agreement sets forth the terms of the contingent fee arrangement, was approved by the Bankruptcy Court in 1992.

     [PAGE]

     Pursuant to the contingent fee agreement, Beus, Gilbert & Morrill would, after subtracting for litigation costs (which total several million dollars) receive thirty-three percent (33%) of the settlement sums actually paid (except 20% for the Hixson settlement, see paragraph 5),less amounts paid to the Trustee's General Counsel (Cohne, Rappaport & Segal, P.C.) for fees related to the Litigation. Any fees or costs to be paid to Beus, Gilbert & Morrill must first be allowed (approved) by the Bankruptcy Court.

     The remaining defendants in the Litigation[5] are Piper Jaffray, Kidder Peabody, Portland General and related individuals, Fraser & Beatty, Michael Bradley and Westinghouse Electric Corporation. On March 31, 1996, the Trustee filed with the Court a revised damage calculation pursuant to which the bankruptcy estate continues to assert damage claims against the defendants totaling several hundred million dollars. The remaining defendants adamantly dispute the Trustee's damage claims and the defendants have filed Motions to strike the revised damage calculation.
     A pre-trial hearing began on May 6, 1996 and concluded on May 14, 1996. At the conclusion of the pre-trial hearing, the Court scheduled (a) a further pre-trial hearing solely on the issue of damages for July 30 and July 31, 1996; (b) a final pre-trial hearing beginning on September 10, 1996; and (c) a trial date to begin on October 1, 1996. The Court also, during the pre-trial hearing, excluded all of the Trustee's RICO claims against the various defendants and the RICO claim of Portland General asserted in its counterclaim against the Company. While the Court has various motions to dismiss under advisement, the Trustee believes that ultimately most, if not all of the remaining defendants, to the extent they do not settle, will have to defend the litigation on the merits.

     As with any litigation, the ultimate net return to the estate from the remaining defendants is uncertain. It is estimated that the Litigation, taking into account appeals, may take years to fully resolve.

2. On April 8, 1996, the Trustee executed a Settlement Agreement which had been orally agreed to on March 28,1996 with Robert L. Wood, a former officer and director of Bonneville Pacific Corporation (including, at various times, President, Chief Financial Officer, Chief Executive
     Officer and Chairman of the Board) and one of the named defendants in the above-referenced Segal v. Portland General. et al. litigation and with his wife, Nora Wood. The settlement provides for dismissal with prejudice of Robert L. Wood, Nora Wood, and the Wood Trusts as defendants and a release of claims by the estate against them in exchange for payment of Six Hundred Sixty-Five Thousand Dollars ($665,000.00). In addition,
     Robert L. Wood and Nora Wood are obligated to pay to the estate 50% of the net amount of any tax refunds received by them as a consequence of the Six Hundred Sixty-Five Thousand Dollar ($665,000.00) settlement payment or their connection with Bonneville. Furthermore, the agreement provides that Mr. Wood will meet with the Trustee and his counsel in order to disclose his knowledge about all matters related to Bonneville. On May
     1, 1996, the Bankruptcy Court approved the settlement and on May 3, 1996 the District Court dismissed


[5] Defendants in separate actions which were served from the Litigation are Calpine Corporation, Ronald Yanke, Dinuba Energy and William Cerutti.

     [PAGE]

     the Woods from the Litigation. Wood paid (by check) the $665,000.00 payment to the Company on May 9, 1996.

     On May 30, 1996 Mr. Wood pursuant to plea bargain plead guilty to two (2) felony counts in a criminal case related to Bonneville. All other criminal counts against Mr. Wood were dropped. Mr. Wood is scheduled to be sentenced on August 5, 1996.

3. On December 19, 1995, a hearing was held in the District Court concerning Portland General's Motion for Authority to File a Counterclaim against the Company in connection with the Segal v. Portland General. et al. litigation. The Court ruled that Portland General may assert a limited counterclaim for the purpose of liquidating its alleged claim against the estate (such claim asserted by Portland General is apparently in excess of ($76,000,000.00)[6]. The Trustee continues to assert that Portland General should have no claim against the Company or, alternatively, that any claim Portland General has against the Company be equitably subordinated to all other claims of any kind whatsoever. Portland General continues to assert that its claim should be allowed in full, although at this time it is not clear whether Portland General wants to keep its asserted 9,842,067 shares of stock in the Company, wants to assert a monetary claim relating to the purchase of that stock, or wants to both keep the stock and pursue the stock claim.

4. The Trustee is currently engaged in ongoing negotiations with National Union Fire Insurance Company of Pittsburgh, Pennsylvania ("National Union") and Mark E. Rinehart wherein the Company would waive all claims against National Union and Rinehart (and vice-versa) in exchange for a payment of $400,000.00 by National Union to the Company. At the present time, a final settlement agreement is being circulated for execution.

5. On June 13, 1996 the Trustee entered into a comprehensive settlement agreement with Raymond Hixson, a former officer, director and large shareholder of the Company, and other parties or entities related to Mr. Hixson. In the settlement agreement the Trustee agreed, on behalf of the Company and its bankruptcy estate, to waive all claims possessed by the Trustee against Hixson (Hixson had signed a "tolling agreement" which tolled the running of the statute of limitations on such claims) in exchange for Hixson agreeing to pay to the estate one million dollars ($1,000,000.00) and other consideration. Such other consideration included assigning to the Trustee one-half of any future tax refunds received by the Hixsons and a one-half interest in a charitable trust created by the Hixsons. Mr. Hixson also agreed to meet with the Trustee and his counsel concerning his knowledge about Bonneville and its financial affairs. The settlement agreement should be reviewed in its entirety for all terms and conditions (and consideration) of the settlement . The settlement is conditioned upon approval of the same by the Bankruptcy Court.

(6) Specifically, Portland General asserts that it has an approximately $27,000,000.00 claim relating to monies allegedly loaned by Portland General to the Company (of which a portion is allegedly a secured claim on Bonneville Fuel stock) and the remaining $49,000,000.00 relates to Portland General's purchase of the Company's common stock.

[PAGE]

In addition to the above described litigation matters, the Company continues in its business operations. Significant actions and events during May 1996 related to business matters are as follows:

1. The Trustee and his counsel continue to monitor the Company's 50% general partnershipinterest in NCA #1 owned through the Company's wholly owned subsidiary, Bonneville Nevada Corporation. NCA #1 is a Nevada general partnership that owns an 85-megawatt cogeneration project located near Las Vegas, Nevada. As previously reported, Nevada Power Company ("NPC") curtailed its purchases of electrical power from NCA #I during significant portions of 1994 and 1995. The curtailments have continued during 1996.
     As previously reported, On July 24, 1995, NCA #1 together with NCA #2 (a related power project in which the Company does not have any ownership interest) filed a Demand for Arbitration and Statement of Claims with the Las Vegas office of the American Arbitration Association ("AAA") seeking redress for the NPC curtailments during 1994-95. Arbitration hearings were held and an Interim Arbitration Award was issued. Subsequently, the parties entered into a Settlement and Release Agreement wherein NCA #1 was awarded $829,920 for improper curtailments during the designated period. Payment of the settlement award by Nevada Power Company to NCA #[occurred as expected during the month of May 1996. The Settlement and Release Agreement does not include any provisions regulating future curtailments of the Projects but keeps in tact each of the parties' rights to pursue curtailment protocol issues in the courts, as described below and before the Public Service Commission of Nevada ("PSCN").

     Since January 1, 1996, curtailments of NCA #1 have continued but at a dramatically lower level than during the same period in 1995. There is no assurance that this trend will continue. It is NCA #1's position that the curtailments are in possible violation of applicable curtailment protocols and possible breach of NCA #1's Power Purchase Contract with NPC. The Trustee will continue to monitor this situation, protocols and possible breach of NCA #1's Power Purchase Contract with NPC. The Trustee will continue to monitor this situation.

     On June 7, 1995, NPC filed a petition with the Public Service Commission of Nevada ("PSCN") seeking to ratify its prior curtailment practices. NCA #1 filed an objection to this petition and the First Judicial District Court of the State of Nevada stayed further action on the petition pending resolution of collateral matters. No further action took place relative this matter during the reporting period.

Analysis of Claims and Possible Distributions.
- ----------------------------------------------
Claims against the Bonneville Pacific bankruptcy estate total several hundred million dollars; the exact amount of such claims (which include unfired claims relating to the sale of the Company's stock and bonds) and the distribution priority for such claims are still being researched, investigated, litigated or negotiated by the Trustee and other parties in interest.

At this time it is not known whether interest will ever be paid on any allowed unsecured claim because (a) it is not at all clear that the estate will possess sufficient funds to pay interest on any

[PAGE]

particular class of claims, and (b) the law concerning payment of interest to any particular class of claims is not clear and therefore even if sufficient funds did exist, the issue of payment ofinterest to any particular class of claims would have to be either consensually resolved in a plan of reorganization or would have to be adjudicated by a court of competent jurisdiction.

No plan of reorganization negotiations which include the Trustee are now being conducted. However, in light of the settlements discussed in this narrative, the Company may now be in a position to have all claims filed (many potential claimants were not given proper notice of the original claim bar date in 1992) and then begin the process of negotiating and proposing a plan of reorganization. Until such time as all claims have been filed (particularly those claims relating to the sale of the Company's stock and bonds), it is not realistic to propose a plan. Additionally, Portland General's $76,000,000.00 claim against the Company (discussed on pages 3 and 4 of this Narrative) may also have to be resolved (by settlement or litigation) or "crammed-down," before a plan could be confirmed. The Trustee anticipates beginning the work necessary to have all claims filed in the near future. Plan negotiations may not begin for several months and it will be several months, if not substantially more,before any creditor with an allowed claim can anticipate receiving any distribution from the estate.

For a discussion of some of the claims against the estate, see Section VIII of the Trustee's Third Annual Report for the period from July 1, 1994 through June 3 0, 1995. As indicated therein, claims of the bondholders may be subordinate in payment priority to the claims of banks and those creditors similarly situated. For additional discussion concerning claims against the estate also see the damage calculation filed by the Trustee with the District Court on March 31, 1996 in the Segal v. Portland General, et al. Litigation.

On June 7,1996 the Trustee filed an application to employ the law firm of Weil, Gotshall & Manges, L.L.P., with its principal office in New York City, as Special Plan Counsel. The purpose of the employment includes, but is not limited to, assisting the Trustee and the Trustee's General Counsel concerning a plan of reorganization and issues relating thereto, including, in some instances, dealing with claims against the Estate. Notice of the application has been given to certain creditors and interested parties and a hearing has been scheduled on the application before the Bankruptcy Court on June 18, 1996; objections to the application have been filed.

On May 22,1996 the Bankruptcy Court entered its Memorandum Opinion and Decision on the Motion for Re-Consideration filed by Hansen, Jones and Leta and Snell & Wilmer concerning the Court's December 2,1992 Memorandum Decision denying both law firms any fee compensation (as counsel for the Debtor-in-possession) and Ordering disgorgement of all payments previously received (approximately $178,000.00) by such law firms as counsel for the Company. Both law firms have filed an appeal of the decision. The amount at issue (i.e., total fees paid to or requested by the two firms) totals almost $500,000.00.

[PAGE]

         DEBTOR:   BONNEVILLE PACIFIC CORPORATION     CASE NO.      91A-27701
               ___________________________________                  _________


                   CASH RECEIPTS AND DISBURSEMENTS STATEMENT
                           For Period 5/1/96 to 5/31/96

                              CASH RECONCILIATION

1.   Beginning Cash Balance:                                    $23,830,993.20

2.   Cash Receipts:(See Page 2 of 2)                                755,850.87

3.   Cash Disbursements:(See Page 2 of 2)                          (113,914.30)

4.   Net Cash Flow:                                                 641,936.57

5.   Ending Cash Balance:(to Form 2-c)                          $24,472,929.77

                                                                ===============

                    CASH ACCOUNT SUMMARY - ENDING BALANCES

ACCOUNT                             AMOUNT          FINANCIAL INSTITUTION
_______________________        _______________      ________________________
PAYROLL ACCOUNT                    $1,208.56        FIRST SECURITY BANK OF UTAH
PAYROLL TAX ACCOUNT                   374.46        KEY BANK OF UTAH
GENERAL CORP CASH                 639,282.09        KEY BANK OF UTAH
CHPTR 11 TRUSTEE JT ACCT        2,804,412.22 (A)    KEY BANK OF UTAH
CHPTR 11 TRUSTEE- CD ACCT      10,635,310.27 (A)    WEST ONE BANK
CHPTR 11 TRUSTEE - JNT CD       5,142,480.17 (A)    KEY BANK OF UTAH
CHPTR 11 TRUSTEE JOINT ACCT     5,020,958.90 (A)    BANK ONE
PROCEEDS FROM ASSET SALES           3,905.52 (A)    KEY BANK OF UTAH
NCA I SALES TAX ESCROW            106,802.00*(B)    ABN AMRO BANK OF NEW YORK
KYOCERA MAINTENANCE RESERVE       118,195.58        KEY BANK OF UTAH
                               _____________
                              $24,472,929.77
                               =============
* RESTRICTED CASH                $106,802.00
                               =============

(A) Accounts requiring signatures of both the US Trustee and Chapter 11 Trustee for disbursements.

(B) Funds- on deposit in the NCA 1 Sales Tax Escrow account are pledged as collateral to the State of Nevada. Monthly an amount of approximately $28,000 is released and transferred to the Chapter 11 Trustee Joint Account. It is expected that these transfers will continue and that these funds will be available to the estate for the benefit of creditors and/or to be used in operations.
                                                                 FORM 2-B
                                                                 Page 1 of 2
[PAGE]

         DEBTOR:   BONNEVILLE PACIFIC CORPORATION     CASE NO.   91A-27701
                 ___________________________________             _________

                    CASH RECEIPTS AND DISBURSEMENTS STATEMENT
                         For Period 5/1/96 to 5/31/96
                            CASH RECEIPTS JOURNALS
                                                                PAGE
   BANK ACCOUNT                   TOTAL                         REF
______________________________________________________________________________
PAYROLL ACCOUNT                 $20,856.55                      A
PAYROLL TAX ACCOUNT              10,852.97                      B
GENERAL CORP CASH                55,862.41                      C
CHPTR 11 TRUSTEE JOINT ACCT     702,745.26                      E
CHPTR 11 TRUSTEE - CD ACCT            0.00                      N/A
CHPTR 11 TRUSTEE - JNT CD        23,622.27                      F
CHPTR 11 TRUSTEE JOINT ACCT           0.00                      N/A
PROCEEDS FROM ASSET SALES            10.40                      G
NCA I SALES TAX ESCROW              599.10                      H
KYOCERA MAINTENANCE RESERVE      11,755.53                      I
                                826,304.49
                               ____________
LESS: ACCOUNT TRANSFERS         (70,453.62)
                               ____________

TOTAL CASH RECEIPTS             $755,850.87
                                ===========

                        CASH DISBURSEMENTS JOURNALS
                                                                PAGE
   BANK ACCOUNT                     TOTAL                       REF
_____________________________________________________________________________
PAYROLL ACCOUNT                  $20,889.67                     A
PAYROLL TAX ACCOUNT               10,872.55                     B
GENERAL CORP CASH                 91,200.57                     D
CHPTR 11 TRUSTEE JOINT ACCT           43.32                     E
CHPTR 11 TRUSTEE - CD ACCT             0.00                     N/A
CHPTR 11 TRUSTEE - JNT CD              0.00                     F
CHPTR 11 TRUSTEE JOINT ACCT            0.00                     N/A
PROCEEDS FROM ASSET SALES              0.00                     G
NCA I SALES TAX ESCROW            27,549.10                     H
KYOCERA MAINTENANCE RESERVE       33,812.71                     I
                                 __________
                                 184,367.92
LESS: ACCOUNT TRANSFERS          (70,453.62)
                                 ___________
TOTAL CASH DISBURSEMENTS         $113,914.30
                                 ===========





                                                                 FORM 2-B
[PAGE]                                                           Page 2 of 2

                       BONNEVILLE PACIFIC CORPORATION
                            CASE NO. 91A-27701

                              PAYROLL ACCOUNT
                     FOR THE PERIOD 5/1/96 TO 5/31/96
                           CASH RECEIPTS JOURNAL

DATE         DOC#        PAYOR                     AMOUNT   DESCRIPTION

___________  __________ _____________           _________   _______________
05/13/96     CR# 5656   BPC - GENERAL          $10,368.61   PAYROLL TRANSFER
05/29/96     5676       BPC - GENERAL           10,487.94   PAYROLL TRANSFER
                                               __________
          TOTAL CASH RECEIPTS                  $20,856.55
                                               ==========


                         CASH DISBURSEMENTS JOURNAL

DATE        DOC#         PAYEE                     AMOUNT     DESCRIPTION
___________ ___________ ____________             __________   _____________
05/15/96                PAYROLL SUMMARY          $10,487.94
05/31/96                PAYROLL SUMMARY           10,487.94
05/31/96  BANK STMT     KEY BANK OF UTAH              33.12  SERVICE CHARGE

                TOTAL CASH DISBURSEMENTS         $20,889.67
























                                   A

[PAGE]

                         BONNEVILLE PACIFIC CORPORATION
                              CASE NO. 91A-27701

                             PAYROLL TAX ACCOUNT
                      FOR THE PERIOD 5/1/96 TO 5/31/96
                            CASH RECEIPTS JOURNAL

DATE         DOC#       PAYOR                      AMOUNT   DESCRIPTION
___________ ___________ ____________             _________  _______________
05/13/96     CR# 5657   BPC - GENERAL            $5,576.32  PR TAX TRANSFER
05/29/96     5677       BPC - GENERAL             5,276.65  PR TAX TRANSFER

                TOTAL CASH RECEIPTS             $10,852.97
                                                ==========


                           CASH DISBURSEMENTS JOURNAL

DATE         DOC #      PAYEE                      AMOUNT   DESCRIPTION
___________ ___________ ____________             _________  __________________
05/13/96     CR# 1191   KEY BANK OF UTAH         $4,728.52  FEDERAL TAX DEPOSIT
05/29/96     1192       KEY BANK OF UTAH          4,433.83  FEDERAL TAX DEPOSIT
05/29/96     1193       UTAH STATE TAX COMMISSION 1,690.62  STATE INCOME TAX
05/31/96    BANK STMT   KEY BANK OF UTAH             19.58  SERVICE CHARGE

                TOTAL CASH DISBURSEMENTS        $10,872.55
                                                ==========




















                                   B

[PAGE]
                       BONNEVILLE PACIFIC CORPORATION
                            CASE NO. 91A-27701

                            GENERAL CORP CASH
                   FOR THE PERIOD 5/1/96 TO 5/31/96
                         CASH RECEIPTS JOURNAL

DATE         DOC #       PAYEE                     AMOUNT    DESCRIPTION
___________ ___________ ____________             _________  ________________
05/10/96     DS051096   D. GARDINER                $240.00  INS. REIMBURSMENT
05/10/96     DS051096   J.SLOAT                     236.00  INS. REIMBURSMENT
05/11/96     DS051196   KYOCERA AMERICA          40,725.11  ENERGY REV-KYOCERA
05/11/96     DS051196   BURBIDGE MITCHELL           554.60  OFFICE EXP. REIMB
05/24/96     DS052496   SEDGWICK JAMES            6,646.00  INS. REIMBURSMENT
05/24/96     DS052496   MOLLERUP MOVING & STORAGE   194.00  OFFICE EXP. REIMB
05/24/96     DS052496   WORKERS COMP. FUND OF UTAH  755.17  INS. REIMBURSMENT
05/24/96     DS052496   J. SLOAT                    472.00  INS. REIMBURSMENT
05/31/96     DS053196   D. GARDINER                 240.00  INS. REIMBURSMENT
05/31/96     DS053196   J.A. TRENT                3,086.51  DIST-TRENT BANKRUPT
05/31/96     BANK STMT  KEY BANK OF UTAH          2,713.02  INTEREST INCOME
                                                  _________
                    TOTAL CASH RECEIPTS          $55,862.41
                                                 ==========




























                                   C

[PAGE]
                         BONNEVILLE PACIFIC CORPORATION
                              CASE NO. 91A-27701

                              GENERAL CORP CASH
                          FOR THE PERIOD 05/1/96 TO
                                 05/31/96
                         CASH DISBURSEMENTS JOURNAL

DATE     CHECK#  PAYEE                      AMOUNT    DESCRIPTION
_______________________________________________________________________________
05-06-96 1005643 50 W. BROADWAY ASSOCIATES $12,513.00 RENT:OFFICE SPACE/PARKING
05-06-96 1005644 ACCOUNTEMPS INC             1,754.05 TEMPORARY STAEF SERVICES
05-06-96 1005645 AMPCO SYSTEM PARKING          591.00 RENT - PARKING
05-06-96 1005646 AUTOMATED OFFICE SYSTEMS INC  310.95 OFFICE SUPPLIES & EXPENSE
05-06-96 1005647 BENEFICIAL LIFE INS. CO       576.93 INSURANCE - LIFE
05-06-96 1005648 BPC-KYOCERA MAINT RESERVE  11,195.00 TRANSFER-MAINT. RESERVE
05-06-96 1005649 1st INTERSTATE BANK OF CA   1,192.64 401K QUARTERLY BANK FEES
05-06-96 1005650 GEM INSURANCE COMPANY          46.00 INSURANCE - HEALTH
05-06-96 1005651 MOUNT OLYMPUS WATER            23.14 OFFICE SUPPLIES & EXPENSE
05-06-96 1005652 MORRIS TRAVEL               1,354.56 TRAVEL EXPENSE
05-06-96 1005653 THE PRUDENTIAL                988.98 INSURANCE - DISABILITY
05-06-96 1005654 SAN DIEGO GAS & ELECTRIC      101.26 O & M EXPENSE - KYOCERA
05-09-96 1005655 SALT LAKE COUNTY ASSESSOR   5,204.44 PERSONAL PROPERTY TAX
05-13-96 1005656 BONNEVILLE PACIFIC CORP    10,368.61 TRANSFER - PAYROLL ACCT
05-13-96 1005657 BONNEVILLE PACIFIC CORP     5,576.32 TRANSFER-PAYROLL TAX ACCT
05-13-96 1005658 FIRST INTERSTATE BANK         733.63 401K CONTRIBUTIONS
05-21-96 1005659 ACCOUNTEMPS INC             1,435.70 TEMPORARY STAFF SERVICES
05-21-96 1005660 AIRBORNE EXPRESS                9.98 EXPRESS MAIL EXPENSE
05-21-96 1005661 CSC NETWORKS                   31.00 OFFICE SUPPLIES & EXPENSE
05-21-96 1005662 EXPRESS MESSENGER SYSTEMS      10.00 RUNNER SERVICES
05-21-96 1005663 FLORAL TAPESTRY                44.57 OFFICE SUPPLIES & EXPENSE
05-21-96 1005664 GENERATOR POWER SYS INC    16,179.06 O & M EXPENSE - KYOCERA
05-21-96 1005665 INSTY PRINTS INC              435.70 OFFICE SUPPLIES & EXPENSE
05-21-96 1005666 MOUNT OLYMPUS WATER            39.52 OFFICE SUPPLIES & EXPENSE
05-21-96 1005667 MORRIS TRAVEL                  96.00 TRAVEL EXPENSE
05-21-96 1005668 OFFICE TEAM                   576.26 TEMPORARY OFFICE STAFF
05-21-96 1005669 PITNEY BOWES INC              170.28 OFFICE SUPPLIES & EXPENSE
05-21-96 1005670 PREFERRED DATA SUPPLY INC     398.02 OFFICE SUPPLIES & EXPENSE
05-21-96 1005671 REDMAN VAN & STORAGE CO INC   846.19 RENT - STORAGE
05-21-96 1005672 SEDGWICK JAMES OF COLORADO    175.00 INS.-RECLAMATION BONDS
05-21-96 1005673 XEROX CORPORATION             337.37 OFFICE SUPPLIES & EXPENSE
05-21-96 1005674 UNITED PARCEL SERVICE          36.79 EXPRESS MAIL EXPENSE
05-24-96 1005675 MARCIA CUSTER                 120.02 OFFICE SUPPLY REIMBURS
05-29-96 1005676 BONNEVILLE PACIFIC CORP    10,487.94 TRANSFER - PAYROLL ACCT
05-29-96 1005677 BONNEVILLE PACIFIC CORP     5,276.65 TRANSFER-PAYROLL TAX ACCT
05-29-96 1005678 FIRST INTERSTATE BANK         733.63 401K CONTRIBUTIONS
05-29-96 1005679 BONNEVILLE PACIFIC SERVICES 1,139.00 INSURANCE REIMBURSEMENT
05-31-96         KEY BANK                       91.38 BANK SERVICE CHARGES
                                           ____________

                 TOTAL DISBURSEMENTS       $91,200.57
                                           ============

                                    D
[PAGE]

                         BONNEVILLE PACIFIC CORPORATION
                               CASE NO. 91A-27701

                         CHAPTER 11 TRUSTEE JOINT ACCT
                        FOR THE PERIOD 5/1/96 TO 5/31/96
                             CASH RECEIPTS JOURNAL


DATE        DOC #       PAYEE                     AMOUNT      DESCRIPTION
___________ ___________ ____________            __________   __________________
05/10/96    GJ277       ROBERT WOOD            $665,000.00   SETTLEMENT PAYMENT
05/24/96    GJ277       ABN AMRO                 27,549.10   TRANSFER
05/31/96    BANK STMT   KEY BANK OF UTAH         10,196.16   INTEREST INCOME

                        TOTAL CASH RECEIPTS    $702,745.26
                                               ===========

                        CASH DISBURSEMENTS JOURNAL

DATE        DOC #       PAYEE                    AMOUNT       DESCRIPTION
___________ ___________ ____________           __________    __________________
05/31/96    BANK STMT   KEY BANK OF UTAH            43.32    BANK SERV. CHARGE





























                                   E
[PAGE]

                      BONNEVILLE PACIFIC  CORPORATION
                              CASE NO. 91A-27701

                         CHAPTER 11 TRUSTEE - JNT CD
                                    ACCT
                          FOR THE PERIOD 5/1/96 TO
                                  5/31/96
                           CASH RECEIPTS JOURNAL



DATE        DOC #       PAYEE                   AMOUNT       DESCRIPTION
___________ ___________ ____________           __________   _______________
05/31/96    BK STMT     KEY BANK OF UTAH       $23,622.27   INTEREST INCOME

                          CASH DISBURSEMENTS JOURNAL

DATE         DOC #      PAYEE                   AMOUNT       DESCRIPTION
___________ ___________ ____________           __________   _______________
                        NONE

































                                    F
[PAGE]

                         BONNEVILLE PACIFIC CORPORATION
                              CASE NO. 91A-27701

                           PROCEEDS FROM ASSET SALES
                      FOR THE PERIOD 5/1/96 TO 5/31/96
                            CASH RECEIPTS JOURNAL

DATE        DOC #        PAYEE                   AMOUNT      DESCRIPTION
___________ ___________ ____________           __________   _______________
05/31/96    BANK STMT   KEY BANK OF UTAH          $10.40    INTEREST INCOME


                          CASH DISBURSEMENTS JOURNAL

DATE         DOC #       PAYEE                   AMOUNT      DESCRIPTION
___________ ___________ ____________           _________    _______________
                        NONE



































                                    G
[PAGE]
                      BONNEVILLE PACIFIC CORPORATION
                           CASE NO. 91A-27701

                           NCA I SALES TAX ESCROW
                     FOR THE PERIOD 5/1/96 TO 5/31/96
                          CASH RECEIPTS JOURNAL

DATE        DOC #       PAYEE                    AMOUNT     DESCRIPTION
___________ ___________ ____________           __________   _______________
05/31/96    BANK STMT   KEY BANK OF UTAH         $599.10    INTEREST INCOME


                        CASH DISBURSEMENTS JOURNAL

DATE        DOC #       PAYEE                    AMOUNT      DESCRIPTION
___________ ___________ ____________           __________   ________________
05/24/96    GJ27        ABN AMRO              $27,549.10    TRANSFER

































                                    H
[PAGE]
                        BONNEVILLE PACIFIC CORPORATION
                             CASE NO. 91A-27701

                         KYOCERA MAINTENANCE RESERVE
                          FOR THE PERIOD 5/1/96 TO
                                  5/31/96
                           CASH RECEIPTS JOURNAL

DATE        DOC #       PAYEE                          AMOUNT   DESCRIPTION
___________ ___________ ____________                __________  ________________
05/01/96  CR #5648      BONNEVILLE PACIFIC CORP     $11,195.00  TRANSFER
05/31/96  BANK STMT KEY BANK OF UTAH                    560.53  INTEREST INCOME

                                                    $11,755.53
                                                   ===========

                        CASH DISBURSEMENTS JOURNAL

DATE        DOC         PAYEE                          AMOUNT   DESCRIPTION
___________ ___________ ____________               __________   _______________
05/31/96    CK #1023    GENERATOR POWER SYS. INC   $33,812.71   O&M EXPENSE-KYO






























                                    I
[PAGE]
                  DEBTOR: BONNEVILLE PACIFIC CORPORATION
                            Case No. 91A-27701
                              Balance Sheet
                           As of May 31, 1996

ASSETS
Current Assets:
     Cash                                         $ 24,472,930
     Accounts receivable - trade                       103,495
     Accounts receivable - settlements (Note 7)         50,000
     Accounts receivable - affiliates                  260,612
     Prepaid Insurance                                   6,081
     Accrued interest receivable                       130,322
     Total current assets                          ___________
                                                                  $ 25,023,440
Fixed Assets:
     Land                                              198,424
     Equipment, furniture and fixtures               3,745,635
     Total fixed assets                              3,944,059
     Less: Accumulated depreciation                 <2,937,990>
                                                   ___________
     Net fixed assets                                                1,006,069
Other Assets:
     Investment in and advances to subsidiaries
     and partnership                                26,979,254
     Other assets                                       67,258
     Total other assets                           ____________      27,046,512
                                                                    __________
TOTAL ASSETS                                                       $53,076,021
                                                                   ===========
LIABILITIES
Post-petition liabilities:
     Accounts payable - trade                        $ 33,832
     Accounts payable - professional fees
          and costs (Note 7)                        2,808,710
     Taxes payable                                    111,213
     Accrued interest                                 361,220
     Total post-petition liabilities                                $3,314,977
Pre-petition liabilities:
     Priority claims                                   61,186
     Secured debt                                   3,011,064
     Unsecured debt (Note 5)                      131,970,180
Total pre-petition liabilities                                     135,042,430
                                                                   ___________
TOTAL LIABILITIES                                                  138,357,407
                                                                   ===========
Commitments and Contingent Liabilities (Notes 3, 4 and 6)

OWNERS' EQUITY
Capital stock or owners' investment                 $ 213,752
Paid-in-capital                                    91,835,029
Treasury stock                                     <2,308,255>
Retained earnings:
     Pre-petition                                 <56,551,908>
     Post-petition                               <118,470,004>
TOTAL OWNERS' EQUITY                                               <85.281,386>
TOTAL LIABILITIES AND OWNERS' EQUITY                              $ 53,076,021

                                                                      Form 2-C
[PAGE]
                    DEBTOR: BONNEVILLE PACIFIC CORPORATION
                             Case No. 91A-27701
                         Profit and Loss Statement
                      For Period May 1 - May 31, 1996


Gross operating revenue                             $ 160,696
Less discount, returns and allowances                      -0-
     Net operating revenue                                           $ 160,696
                                                                     _________
     Cost of goods sold                                               <135,636>

Gross profit                                                            25,060

Operating expenses:
     Salaries and wages                                31,566
     Rent and leases                                   12,363
     Payroll taxes                                      2,233
     Insurance                                         <4,854>
     Other                                             33,903
Total operating expenses                                               <75,211>

Operating income <loss>                                                <50,151>

Legal and professional fees and costs (Note 7)        330,484
Depreciation, depletion and amortization                1,203
Interest expense                                       32,522
Total                                                                 <364,209>
Net operating income <loss>                                           <414,360>

Non-operating income and <expenses>:
     Interest income                                  105,053
     Other income                                       7,118
     Other income - settlements (Note 7)              665,000
     Equity in earnings (losses) of subsidiaries
       and partnerships (Note 2)                    1,044,959
Net non-operating income or <expenses>                               1,822,130

Net income <loss> before income taxes                                1,407,770

Provision for income taxes (Note 8)                                         -0-
                                                                     _________
     NET INCOME <loss>                                             $ 1,407,770
                                                                   ===========

                                                                    Form 2-D
                                                                   Page 1 of 3
[PAGE]
                      DEBTOR: BONNEVILLE PACIFIC CORPORATION
                              Case No. 91A-27701
                      General Notes to Financial Statements
                        For Period May 1 to May 31, 1996


     1. The Balance Sheet and Income Statement of Bonneville Pacific Corporation, included in the Monthly Financial Report, are prepared on the accrual basis. As a result, revenues are generally recorded when earned rather than when received and expenses are generally recognized when the obligation is incurred rather than when the expenses are paid. During bankruptcy accrued interest payable is recorded only on post petition debt and pre-petition secured debt to the extent that the underlying collateral equals or exceeds the outstanding principal plus the accrued interest payable. These financial statements are prepared in a format required by the U.S. Bankruptcy Code. While every effort is made to comply with generally accepted accounting principles (GAAP), these financial statements may not comply with GAAP in all respects.

     2. Equity in earnings of subsidiaries and partnerships represents an accrual of the Company's share of earnings or losses of its operating subsidiaries and partnerships. These earnings are affected by a number of factors including seasonality, operating costs and operating efficiency. The significant operating entities which comprise these earnings include Bonneville Pacific Services Company, Bonneville Fuels Corporation, and Bonneville Nevada Corporation through its investment in the NCA #1 Partnership.

     3. The balance sheet does not reflect deeply subordinated claims totalling $14,945,000 which are claims resulting from court approved settlement agreements pursuant to which a creditor has agreed to subordinate its particular claim in payment priority to all other claims of any kind whatsoever including, but not limited to late filed claims, subordinated debenture holder claims, equity claims, claims of equity holder or subordinated debenture holders who had sold their stock or bonds, and claims which have been subordinated pursuant to 1 1 U.S.C. Section 510 (b).

     4. The balance sheet does not reflect CIGNA's settled and allowed $10,000,000 subordinated claim which is on par with any allowed equity claims.

                                                                Form 2-D
                                                                Page 2 of 3
[PAGE]
                   DEBTOR: BONNEVILLE PACIFIC CORPORATION
                            Case No. 91A-27701
                  General Notes to Financial Statements
                     For Period May 1 to May 31, 1996


     5. Included in recorded liabilities are liabilities of $31,081,188 that are being disputed by the Trustee. In addition, numerous liabilities are being investigated by the Trustee for possible objection.

     6. Total liabilities as shown in the accompanying balance sheet do not reflect certain liabilities and other claims, contingent or otherwise that are the subject matter of filed or potentially filed claims. To date, claims and potential claims have been estimated to exceed $350,000,000. This amount includes claims under investigation, potential claims of limited partners, potential claims of equity holders, disputed claims, and accrued interest on certain claims.

     7. Accounts Receivable Settlements represent only court approved settlements where all conditions precedent have occurred and the settlements were fully effective as of May 31, 1996 and are reflected on the May 31, 1996 Financial Statements.

          Settlements reached between the Trustee and any person or entity where all conditions for the settlement to become fully effective has not occurred as of May 31, 1996 are not reflected on the May 31, 1996 Financial Statements. Such settlements include those with:

               Deloitte and Touche                              $65,000,000
               Mayer Brown and Platt                            $30,000,000
               Perkins-Coie                                     $12,750,000
               L. Wynn Johnson                                   $1,650,000
               Robert Pratt/Morial                                 $675,000

          The Trustee has also reached a settlement in the amount of 1,000,000 subsequent to the date of the financial statement which, is also not reflected on the May 31, 1996 financial statements.

          Contingent professional fees of up to approximately $40,000,000 relating to the settlements have not been reflected on the financial statements (further information concerning the settlements is contained in the narrative, which is attached).
[PAGE]


     8. Federal and state income taxes are not accrued on these financial statements. As of April 30, 1995, Bonneville had approximately $114,000,000 in alternative minimum tax loss carry forwards for Federal Income Tax purposes. Pursuant to current tax law, only 90% of current alternative minimum taxable income can be offset by such loss carry-forwards. The receipt of funds from various settlements entered into during the year may, therefore, result in a tax liability to Bonneville.



























                                                                 Form 2-D
                                                              Page 3 of 3
[PAGE]


[CAPTION]                       BONNEVILLE PACIFIC CORPORATION
                                        Case No. 91A-27701
                              Taxes Payable Schedule (Post-Petition)
                                 For Period May 1 to May 31, 1996

                         Beginning                                    Payments        Date       Check       Ending
                         Balance   Adjustments       Additions        Deposits        Paid       Numb.       Balance
Income tax withheld:
     Federal             $ -0-     $                $<4,696.59>     $ 2,355.56       5/13/96     1191        $ -0-
                                                                      2,341.03       5/29/96     1192          -0-
     State                 -0-                       <1,690.62>       1,690.62       5/29/96     1193          -0-
FICA tax withheld          -0-                       <2,232.88>       1,186.48       5/13/96     1191
                                                                      1,046.40       5/19/96     1192          -0-
Employer's FICA tax        -0-                       <2,232.88>       1,186.48       5/13/96     1191
                                                                      1,046.40       5/29/96     1192          -0-
Unemployment tax:
     Federal               -0-
     State                 -0-
Sales, use & excise taxes  -0-                                                                                 -0-
Property taxes         <90,278.00>  <15,000.00>      <2,317.00>                                        <77,595.00>

Accrued income tax:
     Federal               -0-                                                                                 -0-
     State                 -0-                                                                                 -0-
Delaware franchise tax <75,000.00>   75,000.00     <33,618.40>                                         <33,618.40>
Employee withholding       -0-                      <1,467.26>          733.63       5/13/96  1005658          -0-
                                                                        733.63       5/29/96  1005678
TOTALS               $<165,278.00> <$90.000.00>   $<48.255.63>      $12.320.23                       $<111.213.40>
                     ____________   __________    ___________       __________                       ____________

[PAGE]

[CAPTION]
                              DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                       Case No. 91A-27701
                                       Insurance Schedule
                                For Period May 1 to May 31, 1996

                                                                 Policy
                                                  Amount         Expiration      Premium Paid
                         Carrier/Agent            Of Coverage      Date           Thru Date
Worker's Compensation    Various State            Statutory
                         Funds                    $ 1,000,000       (A)           05/31/96

General Liability        Travelers Insurance/
                         Sedgwick James             5,000,000     06/06/96        06/06/96

Vehicles                 Travelers Insurance/
(Hired/Non-owned)        Sedgwick James             5,000,000     06/06/96        06/06/96

Property:
     Bonneville Pacific  Federal Insurance Co./
                         Sedgwick James               735,000     08/17/96        08/17/96

Kyocera                  Federal/Hartford Steam
                         Sedgwick James             5,352,879     08/17/96        08/17/96


(A) All workers compensation insurance policies are insured through various state insurance funds. As such, they continue in force as premiums are paid and have no policy expiration dates.

[PAGE]
                         DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                Case No. 91A-27701
                        Accounts Receivable and Payable Aging
                         For Period May 1 to May 31, 1996


                                   Non-Affiliate
                                     Accounts             Accounts
                                    Receivable             Payable
                                   -----------           ----------
Under 30 day                       $ 152,928             $1,660,167
30 to 60 days                             10                  -0-
61 to 90 days                              7                  -0-
Over 90 days                             550              1,182,542(*)

Total post-petition                   53,495              2,842,542

Pre-petition amounts                      -0-             4,273,537

Total accounts receivable            153,495
     Net accounts receivable         153,495
     Total accounts payable          -------             $7,116,079
                                                         ==========
                                   Affiliate
                                   Accounts
                                   Receivable
                                   ----------
Under 30 days                        $ 5,640
30 to 60 days                          6,705
61 to 90 days                          6,601
Over 90 days                         241,666
                                     -------
     Total post-petition affiliate
     accounts receivable            $260,612
                                    ========

(*) Accounts payable over 90 days past due primarily represents professional fees incurred prior to the Trustee's appointment currently being considered by the court for payment.




                                                      Form 2-E
                                                      Page 3 of 5
[PAGE]

                        DEBTOR: BONNEVILLE PACIFIC CORPORATION
                                Case No. 91A-27701
           Schedule of Payments of Fees and Costs to Attorneys and Other
                                   Professional
                         For Period May 1 to May 31, 1996


                                          Amount      Date of       Estimated
                                           Paid    Court Approval  Balance Due

Debtor's counsel                          $ -0-                    $ 554,684*
Counsel for unsecuredcreditors'committee    -0-                      139,487
Court appointed Trustee                     -0-                       73,132**
Trustee's counsel                           -0-                      236,417**
Trustee's accountants                       -0-                      400,095
Special Litigation Counsel forTrustee -
        Costs                               -0-                      421,245
Trustee - Fees                                                             0***
Debtor's Accountant                         -0-                       50,920****
Buccino & Associates                        -0-                      132,853
Financial Advisors for unsecured
 Creditors Committee                        -0-                      290,223
Creditors Committee                         -0-                        9,634

TOTAL                                     $ -0-                   $2,808,710
                                          ======                  ==========

* Includes $295,717 which has been disallowed by Bankruptcy Court order and subsequent memoranda decision and order on motion for rehearing. Also includes $76,250 to be waived pursuant to a settlement which is under advisement by the court.

** Includes only hourly rate and miscellaneous Trustee costs. Does not include any additional amounts that may be awarded by the court relating to 11 USC Section 326 or as an enhanced fee to either the Trustee or the Trustee's general counsel.

*** Includes an accrual for any contingent fees due as a result of court approvedsettlements or recoveries. Estimated contingent fees will be accrued when settlements are approved by the court and the accrual will be revised when fee applications are filed with the Bankruptcy Court.

**** Waived pursuant to a court approved settlement agreement between the Trustee and Deloitte and Touche which has been appealed.

Further information concerning settlements is contained in the narrative which is attached.

                                                                      Form 2-E
                                                                   Page 4 of 5
[PAGE]
                    DEBTOR: BONNEVILLE PACIFIC CORPORATION
                             Case No. 91A-27701
               Schedule of Payments to Principal/Executives
                      For Period May 1 to May 31, 1996

        Payee Name          Position       Nature of Payment           Amount

        Ralph F Cox         Director       Director fees                   -0-

        Calvin L Rampton    Director       Director fees                   -0-

        Clark M Mower       President      Salary                   12,014.60



































                                                            Form 2-E
                                                            Page 5 of 5

[PAGE]

                   DEBTOR: BONNEVILLE PACIFIC CORPORATION
                             Case No. 91A-27701
                          Quarterly Fee Summary (1)
                          Month Ended May 31, 1996


                         Cash         Quarterly       Payment
                     Disbursement      Fee Due        Check No.      Date

January              $1,328,436.60
February                250,804.29
March                 2,301.171.04
                      ------------
Total 1st Quarter     3,880,411.93    $5,000.00      1005634        4/23/96

April                   262,428.76
May                     113,914.30
                       -----------
June
Total 2nd Quarter       376,343.06

July
August
September
                        -----------

Total 3rd Quarter

October
November
December
                        ------------
Total 4th Quarter

(1) This summary is to reflect the current calendar year's information cumulative to the end of the current reporting period.













                                                                Form 2-F